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                                 EXHIBIT 23.1

            Consent of Deloitte & Touche LLP, Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 13, 1999 (March 15, 2000 as to the second paragraph of note 1), appearing in the Annual Report on Form 10-K/A of E*TRADE Group, Inc. for the year ended September 30, 1999.



     /s/ Deloitte & Touche LLP
     San Jose, California
     April 18, 2000